EXHIBIT III

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all SBC and other Ameritech Entities (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to Ordinary Shares of Tele Danmark A/S, each having a nominal value of 5 Danish Kroner, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

                                     * * * *

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 31st day of January 2000.




                                            SBC COMMUNICATIONS INC.





Dated: January 31, 2000      By:  /s/ James S. Kahan
                                ------------------------------------------
                                      James S. Kahan
                                      Senior Executive Vice President,
                                      Corporate Development





Dated: January 31, 2000      By: /s/ Edward A. Mueller
                                ---------------------------------------------
                                     Edward A.  Mueller
                                     President-SBC International Operations,

                                     on behalf of:
                                AMERITECH CORPORATION
                                AMERITECH INTERNATIONAL, INC.
                                AMERITECH INTERNATIONAL DENMARK CORPORATION
                                AMERITECH LUXEMBOURG S.a.r.l.
                                AMERITECH DENMARK FUNDING CORPORATION
                                AMERITECH DENMARK HOLDINGS, L.L.C.